                                                                     EXHIBIT 5.1


          [NYO LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]



                                 June 30, 1998


McKesson Corporation
McKesson Plaza
One Post Street
San Francisco, CA  94104

Ladies and Gentlemen:

          We have acted as special counsel to McKesson Corporation, a Delaware corporation (the "Company"), McKesson Financing Trust II, McKesson Financing Trust III and McKesson Financing Trust IV, each a statutory business trust created under the Business Trust Act of the State of Delaware (each a "Trust" and collectively, the "Trusts"), in connection with the preparation of the Registration Statement on Form S-3 (Nos. 333-50985, 333-50985-01, 333-50985-02
and 333-50985-03) (such Registration Statement being hereinafter referred to as the "Registration Statement") filed by the Company and Trusts with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) the Company's (a) unsecured senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities (collectively, the "Debt Securities"), which may be issued pursuant to an indenture (as amended or supplemented, the "Indenture"), between the Company and a trustee, (b) shares of Series Preferred Stock, par value $0.01 per share (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"), which may be issued under deposit agreements (the "Deposit Agreements") to be entered into by the Company in respect of the Depositary Shares; (c) shares of Common Stock, $0.01 par value per share (and the associated right to purchase the Series A Junior Participating Preferred Stock of the Company,
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McKesson Corporation
June 30, 1998
Page 2

collectively the "Common Stock"); (d) warrants to purchase Debt Securities (the "Debt Warrants") which may be issued under warrant agreements (the "Debt Warrant Agreements") to be entered into by the Company in respect of the Debt Warrants; warrants to purchase Preferred Stock or Common Stock (the "Equity Warrants" and together with the Debt Warrants, the "Warrants"), which may be issued under warrant agreements (the "Equity Warrant Agreement" and together with the Debt Warrant Agreements, the "Warrant Agreements") to be entered into by the Company in respect of the Equity Warrants; (e) stock purchase contracts, including prepaid purchase contracts, ("Stock Purchase Contracts") to purchase Common Stock, which may be issued under a purchase contract agreement (the "Purchase Contract Agreement") to be entered into by the Company in respect of the Stock Purchase Contracts; (f) stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and any of the Debt Securities, debt obligations of third parties, including U.S. Treasury securities, or Preferred Securities (as defined below) of a Trust, securing a holder's obligation to purchase Common Stock under a Stock Purchase Contact; (g) guarantees by the Company of the Preferred Securities (the "Preferred Securities Guarantee") to be issued under one or more guarantee agreements (each a "Guarantee Agreement") to be entered into by the Company; and (ii) the Trusts' preferred securities (the "Preferred Securities" and, together with the Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, the Warrants, the Stock Purchase Contracts, and the Stock Purchase Units, the "Offered Securities") which are to be issued by each Trust pursuant to their respective Amended and Restated Declaration of Trust (each an "Amended Declaration").

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the form of the Indenture filed as an exhibit to the Registration Statement; (iii) the forms of underwriting agreements filed as exhibits to the Registration Statement to be entered into by the Company and one or more underwriters to be named in connection with any underwritten offering of equity or debt securities; (iv) the form of the Guarantee
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McKesson Corporation
June 30, 1998
Page 3

Agreements filed as exhibits to the Registration Statement; (v) the forms of Warrant Agreements filed as exhibits to the Registration Statement; (vi) the form of Deposit Agreement filed as an exhibit to the Registration Statement;
(vii) the Restated Certificate of Incorporation and Restated By-Laws of the Company as currently in effect; (viii) the Certificate of Trust of each of the Trusts filed with the Secretary of State of the State of Delaware on April 24, 1998; (ix) the Declaration of Trust of each of the Trusts dated as of April 23, 1998 (the "Declaration of Trust"); (x) the Forms of the Amended Declarations of each of the Trusts filed as exhibits to the Registration Statement; (xi) a specimen certificate representing the Common Stock; and (xii) certain resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement, the Trusts and related matters (the "Board Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company and the Trusts, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. [We have also assumed that the execution and delivery by the Company and the Trusts, as applicable, of the Indenture, the Offered Securities, the Warrant Agreements, the Deposit Agreements, the Purchase Contract Agreements, and the Guarantee Agreements and the performance of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company, the Trusts or their respective properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Restated Certificate of Incorporation or the Restated By-Laws of the Company or the Certificate of Trust, Declaration of Trust or Amended Declaration of the respective
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McKesson Corporation
June 30, 1998
Page 4

Trusts, (ii) any law, rule, or regulation to which the Company or the Trusts are subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Delaware Business Trust Act, the Delaware General Corporation Law (the "DGCL") or those laws, rules and regulations of the State of New York and the United States of America (other than securities or other anti-fraud laws) which, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement, but without our having made any special investigation concerning any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company, each of the Trusts and others.

          We do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New York, the DGCL and the Business Trust Act of the State of Delaware.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Indenture has been duly authorized executed and delivered by a trustee qualified to act under the Trust Indenture Act of 1939;
(ii) the authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities in accordance with the Board Resolutions; (iii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Restated Certificate of Incorporation or Restated By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Indenture has been duly executed and delivered by the Company; and (v) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly
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McKesson Corporation
June 30, 1998
Page 5

delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities (including any Offered Debt Securities duly issued (A) upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities, (B) upon the exercise of any Warrants exercisable for Debt Securities or (C) as part of Stock Purchase Units) will have been duly authorized, and the Offered Debt Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (x) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (3) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (4) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency and (y) the waiver contained in Section 6.6 of the Indenture may be deemed unenforceable.

          2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Designation for such Preferred Stock in the form required by applicable law; (ii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (iii) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Offered Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) the Company receives consideration per share for the Offered Preferred Stock (A) in such amount (not less than the par value per share) as may be determined by the Board of Directors of the Company or an authorized committee thereof in the form of
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McKesson Corporation
June 30, 1998
Page 6

cash, services rendered, personal property, real property, leases of real property, or a combination thereof or (B) in an amount not less than the amount of consideration determined to be capital, in any of the above-stated forms, and a binding obligation of the purchaser to pay the balance of such purchase price, the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

          3. With respect to Depositary Shares representing fractional interests in any series of Preferred Stock, when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Depositary Shares and the related series of Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Designation for such related series of Preferred Stock in the form required by applicable law; (ii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law, the Restated Certificate of Incorporation or Amended By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the applicable Deposit Agreement has been duly executed and delivered; (v) the related series of Preferred Stock has been duly authorized and validly issued in accordance with the laws of the State of Delaware and delivered to the depositary for deposit in accordance with the Deposit Agreement; and (vi) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related series of Preferred Stock with the depositary in accordance with the Deposit Agreement, the issuance and sale of the Depositary Shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

          4. With respect to the shares of Common Stock (the "Offered Common Stock"), when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to authorize the issuance and
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McKesson Corporation
June 30, 1998
Page 7

sale of the Offered Common Stock in accordance with the Board Resolutions; (ii) certificates representing the shares of the Offered Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iii) the Company receives consideration per share of the Offered Common Stock (A) in such amount (not less than the par value per share) as may be determined by the Board of Directors of the Company or an authorized committee thereof in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof or (B) in an amount not less than the amount of consideration determined to be capital, in any of the above-stated forms, and a binding obligation of the purchaser to pay the balance of such purchase price, the issuance and sale of the shares of Offered Common Stock (including any Offered Common Stock duly issued (1) upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Common Stock, (2) upon the exercise of any Warrants exercisable for Common Stock or (3) as part of Stock Purchase Units) will have been duly authorized, and such Offered Common Stock will be validly issued, fully paid and nonassessable.

          5. With respect to any Warrants (the "Offered Warrants"), when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Offered Warrants in accordance with the Board Resolutions; (ii) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Restated Certificate of Incorporation or Restated By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the applicable Warrant Agreement has been duly executed and delivered; and (iv) the Offered Warrants have been duly executed and authenticated in accordance with the terms of the applicable Warrant Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Warrants will have been duly authorized,
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McKesson Corporation
June 30, 1998
Page 8

and the Offered Warrants will be valid and binding obligations of the Company entitled to the benefits of the applicable Warrant Agreement and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (C) requirements that a claim with respect to any Offered Warrants denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (D) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

          6. With respect to the Preferred Securities (the "Offered Preferred Securities"), when (i) the trustees of the applicable Trust have taken all necessary action to adopt the Amended Declaration and to fix and determine the terms of the Offered Preferred Securities in accordance with the Amended Declarations; (ii) the terms of the Offered Preferred Securities and of their issuance and sale have been duly established in conformity with the Amended Declaration so as not to violate any applicable law, the applicable Certificate of Trust, Declaration of Trust and Amended Declaration or result in a default under or a breach of any agreement or instrument binding upon the Trust and the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Trust and the Company; and (iii) the Offered Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and the prospectus supplement relating thereto, the issuance and sale of the Offered Preferred Securities will have been duly authorized for issuance and represent, subject to paragraph 7 below, fully paid nonassessable undivided beneficial interests in the assets of the applicable Trust.

          7. The holders of the Offered Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private
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McKesson Corporation
June 30, 1998
Page 9

corporations for profit organized under the DGCL. We bring to your attention, however, that the holders of the Offered Preferred Securities of each Trust may be obligated, pursuant to the Amended Declaration of such Trust, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Offered Preferred Securities and the issuance of replacement Offered Preferred Securities and (ii) provide security and indemnity in connection with requests of or directions to the Institutional Trustee (as defined therein) to exercise its rights and powers under the applicable Amended Declaration.

          8.   With respect to the Guarantees (the "Offered Guarantees"), when
(i) the trustees of the applicable Trust have taken all necessary action to adopt the Amended Declaration and to fix and determine the terms of the Offered Preferred Securities in accordance with the terms of the applicable Amended Declaration; (ii) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Guarantees in accordance with the Board Resolution; (iii) the terms of the Offered Preferred Securities and the related Offered Guarantee and the issuance and sale thereof have been duly established in conformity with the applicable Amended Declaration and applicable Guarantee Agreement, respectively, so as not to violate any applicable law, the applicable Certificate of Trust, Declaration of Trust and Amended Declaration, the Restated Certificate of Incorporation and Restated By-laws of the Company, respectively, or result in a default under or a breach of any agreement or instrument binding upon the Trust and the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Trust and the Company; (iv) the applicable Guarantee Agreement has been duly executed and delivered; (v) the Offered Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and the prospectus supplement relating thereto; (vi) certificates representing the Offered Preferred Securities have been manually signed by an authorized officer of the transfer agent and registrar for the Offered Preferred Securities and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (vii) the applicable Trust receives the agreed-upon consideration therefor, the Offered Guarantee will be a valid and binding obligation of the Company enforceable in accordance with its terms
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McKesson Corporation
June 30, 1998
Page 10

except to the extent that (A) enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (y) the waiver contained in Section 8.2 of the Guarantee Agreements may be deemed unenforceable.

          9. With respect to the Stock Purchase Contracts (the "Offered Stock Purchase Contracts"), when (i) the Board of Directors of the Company or any authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Offered Stock Purchase Contracts in accordance with the Board Resolutions; (ii) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the related Purchase Contract Agreement as contemplated by the Registration Statement and the applicable prospectus supplement so as not to violate any applicable law, the Restated Certificate of Incorporation or Restated By-laws of the Company, or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iii) the related Purchase Contract Agreement has been duly executed and delivered; and (iv) the Offered Stock Purchase Contracts have been duly executed and authenticated in accordance with the terms of the related Purchase Contract Agreement and duly delivered to the purchasers thereof upon the payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Stock Purchase Contracts will have been duly authorized, and the related Purchase Contract Agreement will be a valid and binding obligation of the Company and enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
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McKesson Corporation
June 30, 1998
Page 11

          10. With respect to the Stock Purchase Units (the "Offered Stock Purchase Units"), when (i) the Board of Directors of the Company or any authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Offered Stock Purchase Units and the related Stock Purchase Contracts in accordance with the Board Resolutions; (ii) the terms of the Offered Stock Purchase Units and the related Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the related Purchase Contract Agreement and as contemplated by the Registration Statement and the applicable prospectus supplement so as not to violate any applicable law, the Restated Certificate of Incorporation or Restated By-laws of the Company or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iii) the terms of the collateral arrangements and agreements relating to such Stock Purchase Units have been duly established and such agreements have been duly executed and delivered and, in each case so as not to violate any applicable law, the Restated Certificate of Incorporation or Restated By-laws of the Company or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company (iv) the related Purchase Contract Agreement has been duly executed and delivered; and (v) the Offered Stock Purchase Units and the related Stock Purchase Contracts have been duly executed and authenticated in accordance with the terms thereof and duly delivered to the purchasers thereof upon the payment of the agreed-upon consideration therefor, the issuance and sale of the Stock Purchase Units will have been duly authorized, and the Stock Purchase Units will be valid and binding obligations of the Company and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
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McKesson Corporation
June 30, 1998
Page 12

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                         Very truly yours,


                         /s/ Skadden, Arps, Slate, Meagher & Flom LLP